UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 1, 2009 (April 27, 2009)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 000-22390

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

713-432-0300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory arrangements of Certain Officers

Item 5.02(b). Resignation of Principal Officer.

On May 1, 2009, Sharps Compliance Corp. (the "Company" or “Sharps”) announced the resignation of John “Randy” Grow as the Company’s President and Chief Operating Officer. Mr. Grow has been a member of the Company’s Board of Directors since October of 2005 and will remain a member of the Board.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Mr. Grow and the Company entered into an agreement dated April 27, 2009 which outlined the terms of Mr. Grow’s separation and termination of employment (the “Separation Agreement”). Under the Separation Agreement Mr. Grow is entitled to, (i) a cash payment of $67,743.21, (ii) a severance amount equal to four (4) months’ salary at Mr. Grow’s current pay-rate of $260,000 per year payable on a bi-weekly basis over the four (4) month severance period and (iii) reimbursement of the excess of the monthly health insurance premium over the amount currently payable by Mr. Grow under the Company’s group health insurance plan (of $425 per month) for a period of 43 months. With respect to the Restricted Stock Agreement entered into between the Company and Mr. Grow on October 27, 2008 whereby Mr. Grow received a grant of 300,000 unregistered restricted shares of the Company’s common stock, Mr. Grow has agreed to forfeit 93,750 of such unregistered restricted share grant. The remaining 206,250 unregistered shares are deemed to have vested on April 1, 2009. Under the Separation Agreement, Mr. Grow acknowledges and agrees that 75,000 of the 206,250 unregistered shares cannot be sold or offered for sale under the Securities Act Rule 144 of the Securities and Exchange Commission prior to April 1, 2010.  Mr. Grow further acknowledges and agrees that the remaining 131,250 of the 206,250 unregistered shares cannot be sold or offered for sale under the Securities Act Rule 144 and Exchange Commission prior to October 31, 2010. The Separation Agreement also includes customer releases.

The complete text of the Separation Agreement is attached as Exhibit1 10.1 and is incorporated herein by reference.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(b) above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement between Sharps Compliance and John R. Grow dated April 27, 2009.

Exhibit No.	Description
99.1	Press Release announcing the resignation of John R. Grow as President and Chief Operating Officer.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
Executive Vice President , Chief Financial Officer and Business Development

Dated: May 1, 2009